SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2009
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) has issued a press release this morning, announcing its earnings for the quarter ended September 30, 2009, a copy of which is attached hereto as exhibit 99.1. The Company is holding a conference call to discuss these results from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to by calling (877) 710-6139 and entering the access code 30064951.
     On the call, management of the Company is expected to discuss results of operations using certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of the non-GAAP measures contained in its press release and reconciliations of them to their most comparable GAAP measures in the press release and the schedules thereto that are attached to this Form 8-K as exhibit 99.1.
     On the call, management is expected also to discuss the additional impacts that changes in (i) commodity prices had on its results of operations from its recycling operations and (ii) natural gas prices had on the electricity sales prices charged by its waste-to-energy plants, which negatively affected the Company’s diluted earnings per share in the third quarter of 2009 on a year-over-year basis. Excluding these additional impacts, the Company’s third quarter 2009 earnings per diluted share would have been $0.63 per share on an as adjusted basis, the same as in the comparable prior year period. Management believes this discussion provides investors with information to better enable them to evaluate the Company’s results of operations by excluding the impact of items that the Company believes were due to general economic conditions as opposed to operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP.
     The reconciliation of earnings per diluted share to adjusted earnings per diluted share is shown below (dollars in millions, except per share amounts):

	Quarter Ended	Quarter Ended
	September 30,	September 30,
	2009	2008
	Per Share	Per Share
Adjusted Diluted Earnings Per Share	Amount	Amount
Diluted EPS, as reported	$0.56	$0.63
Adjustments
Tax items and restructuring	(0.02)	—
Labor disruption and gains from divestitures	—	—	(a)

Diluted EPS, as adjusted	$0.54	$0.63

Adjustments for effects of negative market conditions:
Decline in price and demand of recycling commodities	0.05	—
Decline in energy prices	0.04	—

Diluted EPS, as further adjusted	$0.63	$0.63

(a)	The negative effect of the labor disruption completely offset the positive effect of the gains from divestitures, resulting in no net change from the adjustments.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99.1:      Press Release dated October 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: October 29, 2009	By:	Rick L Wittenbraker Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 29, 2009